Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Palisade Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit ($) (2)	Maximum Aggregate Offering Price ($) (2)	Fee Rate	Amount of Registration Fee ($)
Equity	2021 Palisade Bio, Inc. Equity Incentive Plan, as amended Common Stock, $0.01 par value per share	457(h) (2)	117,772	(3)	0.73505	86,568.31	.0001102	$9.54
Equity	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended Common Stock, $0.01 par value per share	457(h) (2)	708,072	(4)	0.73505	520,468.33	.0001102	$57.36
Equity	Palisade Bio, Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	457(h) (2)	29,443	(5)	0.73505	21,642.08	.0001102	$2.39
Equity	Palisade Bio, Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	457 (h)(2)	109,944	(6)	0.73505	80,814.34	.0001102	$8.91
Equity	Palisade Bio, Inc. 2021 Inducement Plan Common Stock, $0.01 par value per share	457 (h)(2)	985,000	(7)	0.73505	724,024.25	.0001102	$79.79
Total Offering Amounts						$1,433,517.31		$157.99
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$157.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Palisade Bio, Inc. (the “Registrant”) that become issuable under the Registrant’s: (i) Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (the “2021 Plan”), (ii) Palisade Bio, Inc. 2021 Employee Stock Purchase Plan, as amended (the “2021 ESPP”) and (iii) Palisade Bio, Inc. 2021 Inducement Plan, as amended (“2021 Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on September 11, 2023.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2021 Plan prior to its amendment by the Registrant’s stockholders on June 8, 2023. Pursuant to such provision, on January 1st of 2023, the number of shares authorized for issuance under the 2021 Plan automatically increased by 4% of the total number of shares of Common Stock of the Registrant deemed outstanding on December 31 of the preceding calendar year.

(4)	Represents shares of Common Stock related to the increase in the number of authorized shares available for issuance under the 2021 Plan as approved by the Registrant’s stockholders at the Registrant’s Annual Meeting held on June 8, 2023.

(5)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 ESPP on January 1, 2023 pursuant to an “evergreen” provision contained in the 2021 ESPP prior to its amendment by the Registrant’s stockholders on June 8, 2023. Pursuant to such provision, on January 1st of 2023, the number of shares authorized for issuance under the 2021 ESPP automatically increased by 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year.

(6)	Represents shares of Common Stock related to the increase in the number of authorized shares available for issuance under the 2021 ESPP as approved by the Registrant’s stockholders at the Registrant’s Annual Meeting held on June 8, 2023.

(7)	Represents shares of Common Stock related to the increase in the number of authorized shares available for issuance under the 2021 Inducement Plan as approved by the Registrant’s Board of Directors on August 7, 2023.